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                                                            Exhibit 10.155


                              SETTLEMENT AGREEMENT

                  This agreement is made on February 10, 1997, by and among N-Viro International Corporation, a Delaware company, with its corporate offices at 3450 W. Central Ave., Suite 328, Toledo, Ohio 43606 ("N-Viro"), and Jones, Day, Reavis & Pogue, North Point, 901 Lakeside Ave., Cleveland, Ohio 44114 ("JDRP").

                                    RECITALS
                                    --------

                  A. N-Viro retained JDRP to provide legal representation with respect to litigation filed against N-Viro Energy Systems, Ltd. in the United States District Court for the Central District of California, entitled FRANK MANCHAK JR. V. N-VIRO ENERGY SYSTEMS, LTD.. ET AL., No. CV-93-30420.

                  B. JDRP issued invoices to N-Viro for fees and expenses incurred in the legal representation.

                  C. N-Viro has paid a portion of the total amount invoiced, but $303,875 remains unpaid.

                  D. N-Viro and JDRP want to avoid the burden and expense of resolving the unpaid fees through litigation or other dispute resolution procedures and for that reason have agreed to settle their dispute as set forth below.

                  NOW, THEREFORE, in consideration of the above recitals and of the mutual covenants stated below, N-Viro and JDRP agree as follows:

         1. N-Viro, for itself and its officers, directors agents, subsidiaries, affiliated companies and entities, employees, successors, assigns, and other representatives, hereby releases and forever discharges JDRP and its present, former and future partners and employees, agents, and other representatives, and each of their heirs, successors, and assigns, from all claims, liabilities, causes of action, debts and demands whatsoever, in law or in equity, known or unknown, arising before during or after JDRP's legal representation of N-Viro, N-Viro Energy Systems, Ltd. or any other affiliated entity of N-Viro.


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         2. N-Viro agrees to pay JDRP Fifty Thousand Dollars ($50,000.00) plus interest at an annual rate of 9.25% pursuant to the following payment schedule:

                $12,500.00 on or before March 25, 1997;
                $12,500.00 on or before June 25, 1997;
                $12,500.00 on or before September 25, 1997;

                  On or before December 24, 1997 $12,500.00 plus interest from the date of this Settlement Agreement to the date of the final payment at an annual rate of 9.25% computed on the unpaid balance of the $50,000.00.

         3. If N-Viro fails to make any payment when due as provided in Paragraph 2, and JDRP notifies N-Viro in writing of the default, N-Viro shall have five business days from receipt of the notice to make payment. If N-Viro fails to make payment within this time, JDRP shall be entitled to receive the full $303,875 balance of its unpaid invoices less payments made by N-Viro pursuant to Paragraph 2, plus interest at an annual rate of 9.25% on the net balance from time to time from the date of the failure to make timely payments as provided in Paragraph 2.

4. THE RELEASE IN PARAGRAPH 1 OF THIS SETTLEMENT AGREEMENT WAS GRANTED IN CONSIDERATION OF THE PAYMENT TERMS MADE AVAILABLE IN PARAGRAPH 2. THE RELEASE THEREFORE REMAINS IN FULL FORCE AND EFFECT, EVEN IN THE EVENT THAT BY REASON OF N-VIRO'S FAILURE TO MAKE PAYMENTS WHEN DUE UNDER PARAGRAPH 2, JDRP BECOMES ENTITLED TO COLLECT THE AMOUNT PROVIDED IN PARAGRAPH 3.

         5. Except for amounts that are due or may become due under Paragraph 2 or 3 hereof, JDRP, for itself, its past, present and future partners and employees, successors, assigns, agents and other representatives, hereby releases and forever discharges N-Viro and its subsidiaries, affiliated companies and entities, officers, directors, agents, employees and other representatives, and each of their heirs, successors and assigns, from all claims, liabilities, causes of action, debts and demands whatsoever, in law or in equity arising out of the legal representation provided by JDRP.

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         6. N-Viro and JDRP represent and warrant that neither they nor their representatives or agents will disclose this Settlement Agreement or its terms or contents for any purpose other than (a) the enforcement of the Settlement Agreement, (b) the parties' tax returns or related filings, or (c) as otherwise required by law.

         7. N-Viro represents and warrants that its authorized representative signing this Settlement Agreement has read carefully and understand the contents of this Settlement Agreement, has sought and received the advice of legal counsel before executing this Settlement Agreement, and has the power, right and authority to execute this Settlement Agreement.

         8. The parties agree that any action to enforce the Settlement Agreement must be filed in a state or federal court located in Cuyahoga County, Ohio.

Each of N-Viro and JDRP hereby consent to jurisdiction within such court and expressly waive any possible arguments opposing jurisdiction or venue. Any party determined to have breached this Settlement Agreement shall pay the attorneys' fees and expenses of the non-breaching party.

         9. This Settlement Agreement represents the entire agreement between the parties and supersedes all prior negotiations, representations, or agreements between the parties, whether written or oral. It may be amended only by written instruments designated as amendments to the Settlement Agreement and executed by the authorized representatives of each party. This Settlement Agreement shall be governed by, construed under, and interpreted in accordance with the laws of the State of Ohio.

                  WHEREFORE, the parties have executed this Settlement Agreement by their authorized representatives on the date set forth above.

N-VIRO INTERNATIONAL                       JONES, DAY, REAVIS & POGUE
CORPORATION

  By: /s/ J. Patrick Nicholson            By: /s/ Patrick F. McCartan
     --------------------------               ----------------------------
  J. Patrick Nicholson                            Patrick F. McCartan
  Chief Executive                                 Managing Partner